Exhibit F

[CGSH Letterhead]

Writer’s Direct Dial: (212) 225-2510

June 15, 2010

Ministry of Finance of the Republic of Chile

Teatinos 120, piso 12

Santiago, Chile

Ladies and Gentlemen:

We have acted as special New York counsel to the Republic of Chile (the “Republic” or “Chile”) in connection with the preparation and filing by the Republic with the Securities and Exchange Commission (the “Commission”) under Schedule B of the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement filed on the date hereof (the “Registration Statement”), pursuant to which the Republic proposes to issue and sell from time to time up to US$3,000,000,000 aggregate principal amount of its debt securities (the “Debt Securities”) and/or warrants to purchase Debt Securities. The Debt Securities are to be issued pursuant to the second amended and restated fiscal agency agreement, dated as of January 28, 2004 (the “Fiscal Agency Agreement”), between Chile and The Bank of New York Mellon (as successor to JPMorgan Chase Bank), as fiscal agent (the “Fiscal Agent”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Registration Statement.

In arriving at the opinions expressed below, we have reviewed the following documents:

(a) the Registration Statement; and

(b) an executed copy of the Fiscal Agency Agreement.

In addition, we have examined and relied on the originals or copies, certified or otherwise identified to our satisfaction, of such instruments and other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

Based on the foregoing and subject to the further assumptions and qualifications set forth below, it is our opinion that when (i) an Authorization Certificate, substantially in the form filed as an exhibit to the Fiscal Agency Agreement, establishing the terms of a series of the Debt Securities, has been duly authorized by the Republic and duly executed and delivered by the Republic in accordance with the Fiscal Agency Agreement, and (ii) the Debt Securities, in substantially the form set forth as an exhibit to the Fiscal Agency Agreement and annexed to the Authorization Certificate, have been duly authorized by the Republic and duly executed and authenticated in accordance with the Fiscal Agency Agreement, and duly delivered and paid for by the purchasers thereof, such Debt Securities will constitute valid, binding and enforceable obligations of the Republic, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and to possible judicial action giving effect to foreign governmental actions or foreign laws affecting creditors’ rights.

In giving the foregoing opinion, we have assumed that (a) the Republic and each other party to the Fiscal Agency Agreement has satisfied those legal requirements that are applicable to it to the extent necessary to make the Fiscal Agency Agreement and the Debt Securities enforceable against it (except that no such assumption is made as to the Republic regarding matters of the federal law of the United States of America or the law of the State of New York), (b) any terms of the Debt Securities that are not contained in the forms thereof set forth as an exhibit to the Fiscal Agency Agreement will comply with applicable law and will be valid, binding and enforceable, and (c) the interest rate on the Debt Securities will not exceed the maximum rate permitted by applicable law. In addition, we note that the enforceability in the United States of the waiver by the Republic of its immunities from court jurisdiction and from legal process, as set forth in the Fiscal Agency Agreement and the Debt Securities, is subject to the limitations imposed by the United States Foreign Sovereign Immunities Act of 1976.

We have further assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws, (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Debt Securities are offered or issued as contemplated by the Registration Statement, (iii) the terms of all Debt Securities will conform to the forms thereof contained in the Fiscal Agency Agreement and will not violate any applicable laws, result in a default under or breach of any agreement or instrument binding upon or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Republic, (iv) the Debt Securities will be issued, sold and delivered to, and paid for by, the purchasers at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (v) the Republic will authorize the offering and issuance of the Debt Securities and will authorize, approve and establish the final terms and conditions thereof and will enter together with the Fiscal Agent into any necessary supplemental fiscal agency agreement relating to the Debt Securities and will take any other appropriate additional action, and (vi) certificates, if required, representing the Debt Securities will be duly executed and delivered and, to the extent required by the Fiscal Agency Agreement, duly authenticated and countersigned.

The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Validity of the Securities” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By	/s/ William F. Gorin
William F. Gorin, a Partner

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